Fuel Systems Solutions Reports First Quarter 2014 Results

First Quarter Revenue of $81.3 Million Adjusted EBITDA of $1.6 Million

Renews Credit Facility, Expanding Capacity to $20.0 Million, Subsequent to Quarter-end

NEW YORK, N.Y., May 8, 2014 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) reported results for its first quarter ended March 31, 2014.

Mariano Costamagna, Fuel Systems’ CEO, said, “First quarter 2014 results were largely as anticipated given, as we have already disclosed, reduced volumes from the conclusion of specific DOEM and OEM programs, highly competitive European aftermarkets, and product and customer transitions in mobile industrial engines. During the quarter, we won small contracts in industrial APUs, compressors, and initiated or continued discussions with automotive and industrial OEMs to develop future opportunities. We also made progress in right sizing our European automotive workforce and expect to complete this process by year-end, with these savings expected to be visible in next year’s results. For 2014, we remain focused on efficient execution and eliminating and avoiding costs wherever possible, extending and diversifying our technological leadership into new sources of growth, and are on the lookout for possible strategic and opportunistic M&A.”

First Quarter 2014 Financial Results

Revenue for the first quarter of 2014 was $81.3 million compared to $98.6 million in the first quarter of 2013. Automotive revenue decreased $12.3 million primarily reflecting lower DOEM and OEM volumes and the impact of the competitive aftermarket pressure partially offset by growth in the compressor business. Industrial revenue decreased $5.0 million compared to the prior-year period, primarily reflecting increased competition and the previously announced loss of a large customer. The impact of foreign exchange on the first quarter revenue was negative $2.3 million.

Gross profit for the first quarter of 2014 was $17.4 million, or 21.4% of revenue, compared to $21.6 million, or 21.9% of revenue, in the first quarter of 2013. The lower gross profit primarily reflects the lower revenue discussed above and a shift in the mix of business.

Operating loss for the first quarter of 2014 totaled $2.3 million, or 2.8% of revenue, compared to an operating income of $1.1 million, or 1.2% of revenue in the first quarter of 2013, reflecting the lower gross profit mentioned above partially offset by lower operating costs.

Adjusted EBITDA for the first quarter of 2014 was $1.6 million, or 2.0% of revenue, compared to $4.4 million, or 4.4% of revenue, in the first quarter of 2013, primarily reflecting the abovementioned revenue and cost variances. Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Measures” below for a discussion of this metric.

Although the tax rate for the first quarter of 2014 was much lower than in the prior year first quarter, the Company continues to experience the high income tax rate that is primarily a result of the fluctuation of earnings in various jurisdictions and losses incurred in the US and certain foreign jurisdictions for which no tax benefits have been recorded. The Company expects its effective tax rate for 2014 to be comparable to 2013.

Net loss for the first quarter of 2014 was $2.0 million, or $0.10 per diluted share, compared to net loss of $0.7 million, or $0.04 per diluted share, in the first quarter of 2013.

FSS Automotive Operations

FSS Automotive first quarter 2014 revenue was $54.4 million, compared to $66.7 million from the same quarter a year ago. The impact of foreign exchange on FSS Automotive was a negative $1.0 million; in constant currency, first quarter FSS Automotive revenue decreased 16.9%, reflecting decreases in both aftermarket and OEM/DOEM volumes partially offset by growth in the compressor business. FSS Automotive first quarter 2014 operating loss was $2.3 million, compared to an operating income of $0.3 million in the same period a year ago. FSS Automotive first quarter 2014 Adjusted EBITDA was $1.1 million, compared to $3.3 million a year ago.

FSS Industrial Operations

Revenue from FSS Industrial was $26.9 million compared to $31.9 million the same quarter a year ago. The impact of foreign exchange on FSS Industrial was a negative $1.3 million; in constant currency, first quarter FSS Industrial revenue decreased 11.8%, primarily reflecting increased competition which resulted in the previously announced loss of a large customer. FSS Industrial first quarter 2014 operating income was $1.9 million, compared to operating income of $2.5 million in the same period a year ago. FSS Industrial first quarter 2014 Adjusted EBITDA was $2.3 million, compared to $2.7 million a year ago.

Credit Facility Renewal

On April 30, 2014, the Company renewed and expanded the amount of its credit facility to $20 million. The agreement with the New York Branch of Intesa SanPaolo S.p.A. also extended the maturity date to April 30, 2015, ensuring an appropriate level of global liquidity.

Company Outlook

The Company outlook for 2014 is unchanged, and expects full year 2014 revenue to be between $340 million and $360 million, 2014 gross margin of 21% to 23%, and 2014 positive cash flow as defined by Adjusted EBITDA of between $14 million and $20 million. This outlook is based upon the following expectations:

·	Automotive operations – slower global transportation market given increasingly aggressive competition and the difficult economies in developing countries in Latin America and Europe, including the previously disclosed loss of certain OEM and DOEM programs in Asia and Europe, and the discontinuation of the Chevrolet brand in Europe. The slower markets will be partially offset by continued positive margin contributions from the US market and the anticipated maintenance of the Company’s leading market share in the European aftermarket.

·	Industrial operations – the previously announced loss of a large customer is expected to be partially offset by new engine programs beginning in late 2014 and early 2015, and by modest growth in the APU and mobile markets.

·	A comparable margin performance in 2014 relative to 2013 on lower volumes given the expected revenue mix as the Company continues to implement cost reductions and focus on achieving greater operational efficiencies. The Company expects its effective tax rate for 2014 to be comparable to 2013, resulting from the anticipated mix of business by tax jurisdiction.

Non-GAAP Measures

To provide investors and others with additional information regarding Fuel Systems’ results, in addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, Fuel Systems presents Adjusted EBITDA, which is a non-GAAP measure. A reconciliation of this non-GAAP measure to the closest GAAP financial measure is presented in the financial tables below under the heading “Non-GAAP FINANCIAL MEASURE RECONCILIATION.” Adjusted EBITDA is determined by adding the following items to Net Income, the closest GAAP financial measure: Depreciation & Amortization; Interest income, net; and Benefit (Provision) for Income Taxes. Fuel Systems’ management believes this non-GAAP financial measure offers additional insight into the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the business, as it excludes certain non-cash items. This non-GAAP financial measure also can provide useful information to investors and others in understanding and evaluating Fuel Systems’ operating results and future prospects when comparing financial results across accounting periods and to those of peer companies. Fuel Systems may not define this non-GAAP financial measure in a manner similar to other companies.

Conference Call

The Company will host a conference call today, May 8th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its first quarter 2014 financial results and other matters. To listen to the call live, please dial 877-359-9508 at least 10 minutes before the start of the conference. International participants may dial 224-357-2393. The conference ID will be 33778768. The call will be webcast and can be accessed from the “Investor Relations” section of the Company’s website at http://www.fuelsystemssolutions.com. A telephone replay will be available until midnight Eastern Time on May 12th by dialing 855-859-2056 or 404-537-3406 and entering pass code 33778768. A replay will also be available at the web address above for 90 days.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead involve known and unknown risks, uncertainties and other factors that may cause our or our company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward looking statements. Statements in this press release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as: “may”, “will”, “would”, “should”, “could”, “expect”, “anticipate”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “seeks”, “on-going” or negative of these terms or other comparable terminology often identify forward-looking statements, although not all forward-looking statements contain these words. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and beliefs concerning future business conditions, our results of operations, financial positions and our business outlook, or state other “forward-looking” information based on currently available information. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These risks and uncertainties and certain other factors which may impact our continuing business financial condition or results of operations, or which may cause actual results to differ from such forward-looking statements include, but are not limited to the unpredictable nature of the developing alternative fuel US automotive market; customer dissatisfaction with our products or services; the inability to deliver our products on schedule; a further slowing of economic activity; our ability to maintain customer program relationships; potential changes in tax policies and government incentives and their effect on the economic benefits of our products to consumers; the continued weakness in financial and credit markets; the growth of non-gaseous alternative fuel products and other new technologies; the price differential between alternative gaseous fuels and gasoline; and the repeal or implementation of government regulations relating to reducing vehicle emissions; economic uncertainties caused by political instability in certain of the markets we do business in; our ability to realign costs with current market conditions, as well as the risks and uncertainties included in our Annual Report on Form 10-K, for the year ended December 31, 2013 and our other periodic reports filed with the SEC. These forward-looking statements are not guarantees of future performance. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not place undue reliance on these forward-looking statements. The forward-looking statements made in this press release relate to events and state our beliefs, intent and our view of future events only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq:FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. Additional information is available at www.fuelsystemssolutions.com.

Company Contact:

Pietro Bersani, Chief Financial Officer Fuel Systems Solutions, Inc. (646) 502-7170

Investor Relations Contacts: LHA Carolyn M. Capaccio ccapaccio@lhai.com Cathy Mattison cmattison@lhai.com (415) 433-3777

- Tables Follow -

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data); (Unaudited)
	March 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$ 81,002	$ 80,961
Accounts receivable less allowance for doubtful accounts of $4,037 and $3,993 at March 31, 2014
and December 31, 2013, respectively	56,839	65,008
Inventories	98,614	95,052
Deferred tax assets, net	10,588	10,234
Other current assets	21,751	21,490
Short-term investments	14,529	14,615
Related party receivables	2,949	2,787

Total current assets	286,272	290,147

Equipment and leasehold improvements, net	57,960	58,402
Goodwill	47,827	48,896
Deferred tax assets, net	3,997	4,129
Intangible assets, net	10,832	11,790
Other assets	1,234	1,260
Long-term investments	675	675

Total Assets	$ 408,797	$ 415,299

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 41,684	$ 40,702
Accrued expenses	40,462	42,094
Income taxes payable	441	216
Current portion of term loans and debt	197	213
Related party payables	2,769	2,860

Total current liabilities	85,553	86,085
Term and other loans	215	215
Other liabilities	8,173	8,364
Deferred tax liabilities, net	1,429	1,583

Total Liabilities	95,370	96,247

Equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued and outstanding at
March 31, 2014 and December 31, 2013	—	—
Common stock, $0.001 par value, authorized 200,000,000 shares; 20,104,009 issued and 20,096,010 outstanding at March 31, 2014; and 20,104,009 issued and 20,096,010 outstanding at
December 31, 2013	20	20
Additional paid-in capital	320,440	320,345
Shares held in treasury, 7,999 shares at March 31, 2014 and December 31, 2013	(297)	(295)
Accumulated Deficit	(2,741)	(735)
Accumulated other comprehensive loss	(4,145)	(439)

Total Fuel Systems Solutions, Inc. Equity	313,277	318,896
Non-controlling interest	150	156

Total Equity	313,427	319,052

Total Liabilities and Equity	$ 408,797	$ 415,299

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share and per share data); (Unaudited)

	Three Months Ended
	March 31,

	2014	2013

Revenue	$81,296	$98,600
Cost of revenue	63,895	76,982

Gross profit	17,401	21,618
Operating expenses:
Research and development expense	6,389	6,525
Selling, general and administrative expense	13,294	13,956

Total operating expenses	19,683	20,481

Operating (loss) income	(2,282)	1,137
Other income (expense), net	525	(335)
Interest income, net	13	16

(Loss) income from operations before income taxes and non-controlling interest	(1,744)	818
Income tax expense	(260)	(1,543)

Net loss	(2,004)	(725)

Less: Net income attributable to non-controlling interest	(2)	—

Net loss attributable to Fuel Systems Solutions, Inc.	$(2,006)	$(725)

Net loss per share attributable to Fuel Systems Solutions, Inc:
Basic	$(0.10)	$(0.04)

Diluted	$(0.10)	$(0.04)

Number of shares used in per share calculation:
Basic	20,096,010	20,049,428

Diluted	20,096,010	20,049,428

FUEL SYSTEMS SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands); (Unaudited)
	Three Months Ended
		March 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(2,004)	$(725)
Less: Net income attributable to the non-controlling interest	2	—

Net loss attributable to Fuel Systems Solutions, Inc.	(2,006)	(725)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and other amortization	2,707	2,755
Amortization of intangibles arising from acquisitions	659	826
Provision for doubtful accounts	34	—
Write down of inventory	636	100
Other non-cash items	12	—
Deferred income taxes	(758)	(484)
Unrealized (gain) loss on foreign exchange transactions	(29)	795
Compensation expense related to equity awards	95	79
Gain on disposal of equipment and other assets	—	(415)
Reduction of contingent consideration	—	(406)
Changes in assets and liabilities, net of acquisitions:
Decrease (increase) in accounts receivable	7,201	(2,873)
Increase in inventories	(5,938)	(5,482)
Increase in other current assets	(889)	(2,771)
Decrease (increase) in other assets	20	(640)
Increase in accounts payable	2,070	10,920
Increase in income taxes payable	285	1,433
Decrease in accrued expenses	(404)	(426)
(Decrease) increase in long-term liabilities	(162)	95
Receivables from/payables to related party, net	(214)	(805)

Net cash provided by operating activities	3,319	1,976

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(3,645)	(2,330)
Purchase of investments	—	(12,626)
Sale of investment	—	6,753
Other	84	75

Net cash used in investing activities	(3,561)	(8,128)

Cash flows from financing activities:
Payments on term loans and other loans	(15)	(34)
Other	(2)	11

Net cash used in financing activities	(17)	(23)

Net decrease in cash and cash equivalents	(259)	(6,175)
Effect of exchange rate changes on cash	300	(1,449)

Net increase (decrease) in cash and cash equivalents	41	(7,624)
Cash and cash equivalents at beginning of period	80,961	75,675

Cash and cash equivalents at end of period	$81,002	$68,051

FUEL SYSTEMS SOLUTIONS, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATION
	(In thousands); (Unaudited)

	Three Months Ended
	March 31,

Segment Adjusted EBITDA:	2014	2013

FSS Industrial	$2,249	$2,663
FSS Automotive	1,136	3,288
Corporate and Other	(1,780)	(1,568)

Total Adjusted EBITDA (Non-GAAP)	$1,605	$4,383

Reconciliation:

Net income attributable to non-controlling interest	2	—
Interest income, net	13	16
Provision for income taxes	(260)	(1,543)
Depreciation and amortization	(3,366)	(3,581)

Net loss attributable to Fuel Systems Solutions, Inc.	$(2,006)	$(725)

	FUEL SYSTEMS SOLUTIONS, INC.
	OPERATING SEGMENT INFORMATION
	(In thousands); (Unaudited)

	Three Months Ended
	March 31,

	2014	2013

Revenue:
FSS Industrial	$26,931	$31,946
FSS Automotive	54,365	66,654

Total	$81,296	$98,600

	Three Months Ended
	March 31,

	2014	2013

Operating (Loss) Income:
FSS Industrial	$1,893	$2,462
FSS Automotive	(2,279)	262
Corporate Expenses (1)	(1,896)	(1,587)

Total	$(2,282)	$1,137

(1) Represents corporate expense not allocated to either of the business segments.